Exhibit 3.21(b)

Amended by Restatement

January 30, 1989

BYLAWS

OF

SIERRA PRECAST, INC.

INDEX

ARTICLE I CORPORATE OFFICES		1

1.1	PRINCIPAL OFFICE	1
1.2	OTHER OFFICES	1

ARTICLE II MEETINGS OF SHAREHOLDERS		1

2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETINGS	1
2.3	SPECIAL MEETINGS	1
2.4	NOTICE OF SHAREHOLDERS’ MEETINGS	2
2.5	MANNER OF GIVING NOTICE	2
2.6	QUORUM	2
2.7	ADJOURNED MEETINGS; NOTICE	2
2.8	VOTING	2
2.9	CONSENT OF ABSENTEES; WAIVER OF NOTICE; CONSENT	3
2.10	SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	3
2.11	RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS	4
2.12	PROXIES	4
2.13	INSPECTORS OF ELECTION	5

ARTICLE III DIRECTORS		6

3.1	POWERS	6
3.2	NUMBER	6
3.3	ELECTION AND TERM OF OFFICE OF DIRECTORS	6
3.4	VACANCIES	6
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	7
3.6	ANNUAL & REGULAR MEETINGS	7
3.7	SPECIAL MEETINGS	7
3.8	QUORUM	7
3.9	WAIVER OF NOTICE	7

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3.10	ADJOURNMENT	8
3.11	NOTICE OF ADJOURNMENT	8
3.12	ACTION WITHOUT MEETING	8
3.13	FEES AND COMPENSATION OF DIRECTORS	8

ARTICLE IV COMMITTEES		8

4.1	COMMITTEES OF DIRECTORS	8
4.2	MEETINGS AND ACTION OF COMMITTEES	9

ARTICLE V OFFICERS		9

5.1	OFFICERS	9
5.2	ELECTION OF OFFICERS	9
5.3	SUBORDINATE OFFICERS	9
5.4	REMOVAL AND RESIGNATION OF OFFICERS	10
5.5	VACANCIES IN OFFICES	10
5.6	CHAIRMAN OF THE BOARD	10
5.7	PRESIDENT	10
5.8	VICE PRESIDENTS	10
5.9	SECRETARY	10
5.10	CHIEF FINANCIAL OFFICER	11

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		11

6.1	RIGHT OF INDEMNITY	11
6.2	APPROVAL OF INDEMNITY	11
6.3	ADVANCEMENT OF EXPENSES	12

ARTICLE VII RECORDS AND REPORTS		12

7.1	MAINTENANCE AND INSPECTION OF SHARE REGISTER	12
7.2	MAINTENANCE AND INSPECTION OF BYLAWS	12
7.3	MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS	13
7.4	INSPECTION BY DIRECTORS	13
7.5	ANNUAL REPORT TO SHAREHOLDERS; WAIVER	13
7.6	FINANCIAL STATEMENTS	13

ARTICLE VIII GENERAL MATTERS		14

8.1	RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND WAIVER	14
8.2	CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS	14
8.3	CORPORATE CONTRACTS AND INSTRUMENTS	14
8.4	CERTIFICATES FOR SHARES	15
8.5	LOST CERTIFICATES	15
8.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	15

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ARTICLE IX MISCELLANEOUS		15

9.1	DISALLOWED COMPENSATION	15

ARTICLE X AMENDMENTS		16

10.1	AMENDMENT BY SHAREHOLDERS	16
10.2	AMENDMENT BY DIRECTORS	16

ARTICLE XI CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW		16

11.1	DEFINITIONS	16
11.2	BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW	16
11.3	BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW	16

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BY-LAWS

OF

SIERRA PRECAST, INC.

ARTICLE I

CORPORATE OFFICE

1.1 PRINCIPAL OFFICE. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this State and the corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

1.2 OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

2.2 ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five months after the end of the fiscal year of the corporation and within fifteen months after the last annual meeting. However, if such day falls on a legal holiday then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the Board of Directors, by the chairman of the Board, by the president, or by the holders of shares entitled to cast not less than ten percent of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing specifying the time of such meeting and the general nature of the business proposal to be transacted and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.

[Text Unavailable]

2.4 NOTICE OF SHAREHOLDERS’ MEETINGS. [Text Unavailable]

2.5 MANNER OF GIVING NOTICE. [Text Unavailable]

2.6 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum (or other affirmative vote required by the Code or the Articles of Incorporation).

2.7 ADJOURNED MEETINGS; NOTICE. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken; provided, however, if after adjournment, a new record date for the adjourned meeting is fixed, or if the adjournment is for more than 45 days from the date set for the original meeting, notice shall be given as in the case of an original meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.8 VOTING. The shareholders entitled to vote at any meeting of shareholder shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders unless the vote of a greater number or voting by classes is

required	by California General Corporation Law, by the Articles of Incorporation, or by these Bylaws.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates placed in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which a shareholder’s shares are entitled, or distribute a shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

2.9 CONSENT OF ABSENTEES; WAIVER OF NOTICE; CONSENT. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duty held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of a matter not included in the notice of the meeting, if that objection is expressly made at the meeting.

2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holder, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section 2.5 of these Bylaws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of a corporate “agent,” pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

2.11 RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date which shall not be more than 60 days nor less than 10 days before the date of the meeting nor more than 60 days before any action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date except as otherwise provided in the Code.

If no record date is fixed by the Board of Directors:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if the notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting when no prior action of the Board has been taken, shall be the day on which the first written consent is given.

(c) The record date for determining shareholders for any other action or purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action or purpose, whichever is later.

The record date for any other purpose shall be as provided in Article VIII of these Bylaws.

2.12 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) it is revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, by a subsequent executed proxy, or by attendance at the meeting and voting in person by the person who executed the proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted. No proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and 705(f) of the Code.

2.13 INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or any adjournment thereof. If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder’s proxy, shall appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting pursuant to the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to appointed. If any person appointed as inspector fails to appear or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or shareholder’s proxy, shall make such appointment at the meeting.

Such inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

ARTICLE III

DIRECTORS

3.1 POWERS. Subject to the provisions of the Code and any limitations in the Articles of Incorporation or these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 NUMBER. The number of Directors shall be determined by the Shareholders at the time when the annual Shareholders’ meeting is held, however, the number elected must be in accordance with provision Section 212 of the Corporations Code, namely; if one Shareholder, one or more Directors; if two Shareholders, two or more Directors; if three Shareholders, three or more Directors.

3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of shareholders to hold office’ until the next annual meeting. Each Director shall hold office until the next annual meeting when a successor has been elected and qualified.

3.4 VACANCIES. Vacancies on the Board of Directors may be filled by a majority of the remaining directors though less than a quorum or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholder or by court order may be filled only by the vote of a majority of the shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the, directors, but any such election, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the Board, the president, the secretary or the Board of Directors unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of that director’s term of office.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular or special meetings of the Board of Directors may be held at any place within or without the State of. California that has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all directors participating in the meeting can hear one another and all such directors shall be deemed to be present in person at the meeting.

3.6 ANNUAL & REGULAR MEETINGS. The annual meeting of the newly elected Board of Directors shall be held immediately after the annual Shareholders meeting. Regular meetings of the Board of Directors may be held without notice if the time of such meetings are fixed by the Board of Directors.

3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram, charges prepaid, addressed to each director at the director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

3.8 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees) and Section 317(e) of the Code (as to indemnification of directors).

3.9 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

3.10 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.11 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 48 hours; in which case, notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.7 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.12 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

3.13 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more director as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board except with respect to:

(a) The filling of vacancies on the Board of Directors or in any committee;

(b) The fixing of compensation of the directors for serving on the Board or any committee;

(c) The approval of any action which under the Code also requires shareholders’ approval or approval of the outstanding shares;

(d) The amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g) The appointment of other committees of the Board of Directors or the members of such committees.

4.2 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, held and taken in accordance with the provisions of Article III of these Bylaws, Section 3.5 (Place of Meetings), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings and Notice), Section 3.8 (Quorum), Section 3.9 (Waiver of Notice), Section 3.10 (Notice of Adjournment) and Section 3.12 (Action Without Meeting) with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws. Minutes shall be kept of each meeting of each committee.

ARTICLE V

OFFICERS

5.1 OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person. However, one person cannot be both president and secretary.

5.2 ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board, subject to the rights, if any, of any officer under any contract of employment.

5.3 SUBORDINATE OFFICERS. The Board of Directors may appoint or may empower the president to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties are are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Acceptance of any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to that off ice.

5.6 CHAIRMAN OF THE BOARD. The chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no president, the chairman of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors or the chairman of the Board, if there is such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The president shall preside at all meetings of the shareholders, and, in the absence of the chairman of the Board, or if there is none, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8 VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, a vice president designated by the Board of Directors shall perform all the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the Board.

5.9 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders with the time and place of holding, whether regular or special (and if special how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the corporation if one be adopted in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.10 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1 RIGHT OF INDEMNITY. To the full extent permitted by law, this corporation shall indemnify its directors, officers, employees and other persons described in Subsection 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any “proceeding,” as that term is used in such Subsection and including an action by or in the right of the corporation to prove a judgment in its favor, by reason of the fact that such person is or was a person described by such Subsection. “Expenses”, as used in this By-Law, shall have the same meaning a in Subsection 317(a) of the California Corporations Code.

6.2 APPROVAL OF INDEMNITY. Upon written request to the Board of Directors by any person seeking indemnity under Subsection 317(b) or (c) of the California Corporations Code, the Board shall promptly determine whether such person has met the applicable standard of conduct set forth in such Subsection. If the Board determines that the person seeking indemnity has not met such standard of conduct, the Board shall promptly call a meeting of shareholders at which the shareholders shall determine whether the person seeking indemnity has met such standard of conduct.

6.3 ADVANCEMENT OF EXPENSES. To the full extent permitted by law and except as shall otherwise be determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnity under this By-Law in defending any proceeding covered by this By-Law shall be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation therefor.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed by resolution of the Board of Directors, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation who hold at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five business days’ prior written demand to the corporation, (ii) obtain from the secretary or transfer agent of the corporation on written demand and on the tender of such secretary’s or transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which that list has been compiled or as of a date specified by the shareholders after the date of demand. Such list shall be made available to any such shareholders by the secretary or transfer agent on or before the later of five business days after the demand is received or five business days after the date specified in the demand as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection on the written demand of any shareholder at any time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder.

Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder making the demand.

7.2 MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office or if its principal executive office is not in this State of California, at its principal business office in that State, the original or a copy of these Bylaws as amended to date, which Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this State, the secretary shall upon the written request of any shareholder furnish to that shareholder a copy of these Bylaws as amended to date.

7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and the minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors or in the absence of such designation at the principal executive office of the corporation. The minutes shall be kept in written form and the account books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

7.4 INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

7.5 ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least 15 days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the corporation.

The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants, or if there is no such report, the certificate of an authorized office of the corporation that the statements were prepared without audit from the books and records of the corporation.

The foregoing requirement of an annual report may be waived by the board as long as the shares of the corporation are held by less than 100 holders of record.

7.6 FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year and any accompanying balance sheet of the corporation as of the end of such year period that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve months. Each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person or persons making the request within thirty (30) days after receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, such report shall be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VIII

GENERAL MATTERS

8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND WAIVER. For purposes of determining the shareholders entitled to receive payment of any dividend, or other distribution or allotment of any rights, or, entitled to exercise any rights in respect of any other lawful action (other than action of shareholders by written consent without a meeting), the Board of Directors may fix in advance a record date which shall not be more than 60 days before any such action. Only shareholders of record on that date are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code. If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the 60th day before the date of action, whichever is later.

8.2 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

8.3 CORPORATE CONTRACTS AND INSTRUMENTS. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

8.4 CERTIFICATES FOR SHARES. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid and the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the Board or vice chairman of the Board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.5 LOST CERTIFICATES. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificates for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the Board, the president, or any vice president, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

ARTICLE IX

MISCELLANEOUS

9.1 DISALLOWED COMPENSATION. Any payments made to an officer or director of the corporation, such as salary, commission, bonus, interest, rent, entertainment expenses, medical reimbursement, or any other reimbursement or fringe benefit received by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or director to the corporation, to the full extent of such disallowance. It shall be the duty of the directors as a Board to enforce payment of each such amount disallowed. in lieu of payments by the officer or director, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payment until the amount owed to the corporation has been recovered.

ARTICLE X

AMENDMENTS

10.1 AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws amended or repealed by the vote or written consent of shareholders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

10.2 AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 9.1, new Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.

ARTICLE XI

CONSTRUCTION OF BYLAWS WITH

REFERENCE TO PROVISIONS OF LAW

11.1 DEFINITIONS. Unless defined otherwise in these Bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

11.2 BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental an additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

11.3 BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 11.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provision of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

CERTIFICATE OF ADOPTION OF BYLAWS

SIERRA PRECAST, INC.

Adoption by Shareholders.

The undersigned persons who are the 100% Shareholders of the above named corporation hereby adopt the attached Bylaws consisting of seventeen (17) pages.

Executed this 30th day of January , 1989.

/s/ Ray Scholz

Ray Scholz

/s/ Carol Scholz

Carol Scholz

CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby certify that the undersigned is the Secretary of Sierra Precast, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of California; that the above and foregoing Bylaws consisting of eleven (11) Articles and seventeen (17) pages of said corporation were duly and regularly adopted as such by the Board of Directors and Shareholders of said corporation; and that the above and foregoing Bylaws are now in full force and effect.

Date:	January 30, 1989	/s/ [illegible]

Secretary